Exhibit (h)(3)

$33,000,000

WHITEHORSE FINANCE INC.

6.50% Notes due 2025

UNDERWRITING AGREEMENT

November 8, 2018

November 8, 2018

Ladenburg Thalmann & Co. Inc.

As Representative of the several

Underwriters named in Schedule I attached hereto,

c/o Ladenburg Thalmann & Co. Inc.

277 Park Avenue, 26th Floor

New York, New York 10172

Ladies and Gentlemen:

WhiteHorse Finance, Inc., a corporation incorporated under the laws of the State of Delaware (the “Fund”), is a non-diversified closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), $33,000,000 aggregate principal amount of its 6.50% notes due November 30, 2025 (the “Notes”). The Fund also proposes to sell to the several Underwriters up to an additional $4,950,000 aggregate principal amount of Notes (the “Additional Notes”) if and to the extent that Ladenburg Thalmann & Co. Inc., as the representative of the Underwriters in the offering (the “Representative”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Notes granted to the Underwriters in Section 3 hereof. The Notes and the Additional Notes are hereinafter collectively referred to as the “Securities.” The Securities will be issued under the Indenture, dated as of November 13, 2018, between the Fund and American Stock Transfer and Trust Company, LLC, as trustee (the “Trustee”), as amended and supplemented by that certain Supplemental Indenture to be dated as of November 13, 2018 (such indenture, as so amended and supplemented, the “Indenture”).

H.I.G. Whitehorse Investment Advisers, LLC, a Delaware limited liability company (the “Investment Advisor”), acts as the Fund’s investment adviser pursuant to an Investment Advisory Agreement between the Amended and Restated Investment Advisor and the Fund, dated November 1, 2018 (the “Investment Advisory Agreement”). H.I.G. Whitehorse Administration, LLC (the “Administrator”) acts as the Fund’s administrator pursuant to an Administration Agreement between the Administrator and the Fund dated December 4, 2012 (the “Administration Agreement”). The Fund has also entered into a trademark license agreement dated December 4, 2012 with the Bayside Capital, Inc. (the “License Agreement”, which together with the Investment Advisory Agreement and the Administration Agreement are hereinafter referred to as the “Fund Agreements”).

The Investment Company Act and the Securities Act of 1933, as amended (the “Securities Act”), are hereinafter referred to collectively as the “Acts,” and the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Acts and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereinafter referred to collectively as the “Rules and Regulations.”

The Fund filed with the Commission a notification of election to be regulated as a business development company under the Investment Company Act on Form N-54A (File No. 814-00967) (the “Notification of Election”) on December 4, 2012. The Fund has prepared and filed with the Commission pursuant to the Securities Act, a shelf registration statement on Form N-2 (File No. 333-217093) for the offer and sale of an aggregate amount of up to $455,000,000 of certain of the Fund’s securities, including the Notes, which registration statement was most recently declared effective by the Commission on October 23, 2018, and which contains a form of prospectus dated October 23, 2018 (the “Base Prospectus”) to be used in connection with the public offering and sale of certain securities to be issued from time to time by the Fund, including the Notes. The Fund has filed with the Commission pursuant to Rule 497 under the Securities Act a preliminary prospectus supplement, dated November 8, 2018, to the Base Prospectus (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”) and proposes to file with the Commission pursuant to Rule 497 a Prospectus supplement, dated November 8, 2018, to the Base Prospectus relating to the Securities and the method of distribution thereof (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). Such registration statement as amended, including the exhibits and schedules thereto, at the time it became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430C and Rule 497 under the Securities Act, is hereinafter referred to as the “Registration Statement.” All references in this Agreement to the Registration Statement, the Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) system.

For purposes of this Agreement, “Omitting Prospectus” means any written advertisement used with the written consent of the Fund in the public offering of the Securities and filed with the Commission pursuant to Rule 482 of the Rules and Regulations (“Rule 482”). “Time of Sale Prospectus” means, as of the Applicable Time (as defined below), the Preliminary Prospectus, together with the information set forth on Schedule II hereto (which information the Underwriters have informed the Fund is being conveyed orally by the Underwriters to prospective purchasers at or prior to the Underwriters’ confirmation of sales of the Securities in the offering). As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

“Applicable Time” means 4:15 p.m. (Eastern Time) on November 8, 2018 or such other time as agreed by the Fund and the Representative.

1.           Representations and Warranties.

Representations and Warranties of the Fund. The Fund represents and warrants to each of the Underwriters as of the date hereof, the Applicable Time and the Closing Date as follows:

(a)          The Registration Statement has been filed with, and declared effective by, the Commission; no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto has been received by the Fund; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Fund, threatened by the Commission. The Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. At the time of filing the Registration Statement and any post-effective amendments thereto, and at the date hereof, the Fund was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

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(b)          At the respective times the Registration Statement and any post-effective amendment thereto (filed before the Closing Date) became effective and at the Closing Date (and, if any Additional Notes are purchased, at the Option Closing Date), the Registration Statement, and any post-effective amendment thereto complied and will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of the respective dates thereof and at the Closing Date (and, if any Additional Notes are purchased, at the Option Closing Date), contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Time of Sale Prospectus, at the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus made solely in reliance upon and in conformity with written information furnished to the Fund by the Representative on behalf of any Underwriter for use in the Registration Statement, the Time of Sale Prospectus or Prospectus. The Fund acknowledges that the only written information that the Underwriters have provided to the Fund expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus are the eleventh through thirteenth paragraphs and the third and last sentences of the fourteenth paragraph under the caption “Underwriting” in the Time of Sale Prospectus and the Prospectus (the “Underwriters’ Information”)

(c)          The Fund has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Delaware. The Fund has full power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and enter into this Agreement and is in good standing and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations, prospects or properties of the Fund (a “Fund Material Adverse Effect”). The Fund does not have any capital stock, partnership interests or membership or similar interests in any entities other than (i) such interests in portfolio companies set forth in the Consolidated Schedule of Investments included in the financial statements or (ii) those interests set forth on Schedule IV hereto (each such entity a “Subsidiary” and collectively, the “Subsidiaries”).

(d)          The Fund has duly elected to be treated by the Commission under the Investment Company Act as a “business development company” (the “BDC Election”) and the Fund has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the Investment Company Act, and no order of suspension or revocation of such BDC Election has been issued or proceedings therefor initiated or, to the knowledge of the Fund, threatened by the Commission.

(e)          The Fund is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the Acts and the Rules and Regulations. No person is serving or acting as an officer or director of, or investment adviser to, the Fund except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the knowledge of the Fund, based on information provided to the Fund by directors of the Fund, no director of the Fund is an “interested person” of the Fund or an “affiliated person” of any Underwriter (each as defined in the Investment Company Act).

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(f)           Each of this Agreement and the Fund Agreements has been duly authorized by the Fund. Each Fund Agreement complies with all applicable provisions of the Investment Company Act, the Advisers Act and the applicable Rules and Regulations. Each Fund Agreement has been duly executed and delivered by the Fund and (assuming the due and valid authorization, execution and delivery by the other parties thereto) represents a valid and binding agreement of the Fund, enforceable against the Fund in accordance with its terms, except (i) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law (the “Enforceability Exceptions”), and (ii) in the case of the Investment Advisory Agreement, with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

(g)          None of (i) the execution and delivery by the Fund of, and the performance by the Fund of its obligations under, this Agreement and each Fund Agreement, or (ii) the issuance and sale by the Fund of the Securities as contemplated by this Agreement conflicts with or will conflict with, result in, or constitute a violation, breach of, default under, (x) the Certificate of Incorporation of the Fund, as amended to date (the “Charter”), or the Amended and Restated Bylaws of the Fund, as amended to date (the “Bylaws”) (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Fund or any Subsidiary that is material to the Fund and the Subsidiaries taken as a whole, or (z) any law, rule or regulation applicable to the Fund or any Subsidiary or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Fund or any Subsidiary, whether foreign or domestic (each, a “Governmental Entity”); except, with respect to clauses (y) or (z), any contravention which would have neither (1) a Fund Material Adverse Effect or (2) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Securities in such jurisdiction by any Underwriter.

(h)          No consent, approval, authorization, order or permit of, license from, or qualification with any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Fund prior to the Closing Date for the performance by the Fund of its obligations under this Agreement or the Fund Agreements, except such as have been obtained and as may be required by (i) the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, (ii) the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or the Nasdaq Stock Market, Inc. (“Nasdaq”), (iii) by the securities or “blue sky laws” of the various states and foreign jurisdictions in connection with the offer and sale of the Securities or (iv) such as which the failure to obtain would have neither (i) a Fund Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(i)           The authorized, issued and outstanding capital stock of the Fund conforms in all material respects to the description thereof under the heading “Description of Our Capital Stock” in each of the Time of Sale Prospectus and the Prospectus, and this Agreement, the Charter, the Bylaws and the Fund Agreements conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j)           This Agreement, the Notes, the Charter and the Bylaws and the Fund Agreements comply with all applicable provisions of the Acts and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Fund’s shareholders and Board of Directors have been obtained and are in full force and effect. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”), and all approvals, if any, of such documents required under the Trust Indenture Act have been obtained and are in full force and effect.

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(k)          The Fund Agreements are in full force and effect and neither the Fund nor, to the knowledge of the Fund, any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Fund thereunder, and the Fund is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, the default under or breach of which could reasonably be expected to result in a Fund Material Adverse Effect.

(l)           The outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of the Fund have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding shares of Common Stock of the Fund were issued in violation of the preemptive or other similar rights of any securityholder of the Fund. Other than as contemplated in the Time of Sale Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Fund are outstanding.

(m)         The Indenture has been duly authorized by the Fund and when duly executed and delivered in accordance with its terms by the Fund and the Trustee, will constitute a valid and legally binding agreement of the Fund enforceable against the Fund in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

(n)          The Securities have been duly authorized by the Fund and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Fund enforceable against the Fund in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. All statements relating to the Securities contained in the Registration Statement, the Prospectus and the Time of Sale Prospectus conform, in all material respects, to the Securities, and the issuance of the Securities is not subject to any preemptive rights, rights of first refusal or offer or similar rights.

(o)          An application for listing of the Securities for trading on the Nasdaq Global Select Market has been filed by the Fund.

(p)          Each Omitting Prospectus, as of the date thereof and as of the Closing Date, (i) complies in all material respects with the requirements of Rule 482, (ii) does not contain an untrue statement of a material fact and (iii) complied and will comply in all material respects with the Securities Act and the applicable Rules and Regulations. Except for the Omitting Prospectuses identified on Schedule III hereto, the Fund has not prepared, used or referred to and will not, without your prior consent, prepare, use or refer to any Omitting Prospectus.

(q)          Since September 30, 2018, except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Fund and the Subsidiaries taken as a whole, except as would not result in a Fund Material Adverse Effect, and there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

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(r)           There are no legal or governmental proceedings pending or, to the knowledge of the Fund, threatened to which the Fund or any Subsidiary is a party or to which any of the properties of the Fund or any Subsidiary is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not result in a Fund Material Adverse Effect, or on the power or ability of the Fund to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectuses or the Prospectus and are not so described.

(s)          The statements in the Registration Statement, the Time of Sale Prospectus under the headings “Specific Terms of the Notes and the Offering,” “Description of Our Notes,” “The Adviser and the Administrator,” “License Agreement,” “Regulation,” “Tax Matters,” “Certain U.S. Federal Income Tax Considerations,” “Tax Matters,” “Distribution Reinvestment Plan,” or “Description of Our Debt Securities,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(t)           The Fund and each Subsidiary has all necessary consents, authorizations, approval orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in a Fund Material Adverse Effect.

(u)          Each of the Preliminary Prospectus and the Prospectus, as of the respective dates thereof, and the Time of Sale Prospectus, as of the Applicable Time, complied in all material respects with the Securities Act and the applicable Rules and Regulations.

(v)          When the Notification of Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Investment Company Act, as applicable to business development companies, and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

(w)         Except as otherwise contemplated in the Time of Sale Prospectus and the Prospectus, the financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes thereto (collectively, the “Fund Financial Statements”), present fairly the financial condition of the Fund as of the date indicated and said Fund Financial Statements comply as to form with the requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”). The supporting schedules to such Fund Financial Statements, if any, present fairly in accordance with GAAP the information required to be stated therein. Crowe LLP, (the “Auditors”) whose report appears in the Time of Sale Prospectus and the Prospectus and who have certified the Fund Financial Statements and supporting schedules, if any, included in the Registration Statement, is an independent registered public accounting firm as required by the Acts and the applicable Rules and Regulations.

(x)           There are no material restrictions, limitations or regulations with respect to the ability of the Fund or any Subsidiary to invest its assets as described in the Time of Sale Prospectus and the Prospectus, other than as described therein.

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(y)          Neither the Fund nor any of its agents or representatives (other than the Underwriters in their capacity as such) has prepared, made, used, authorized, approved or referred to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Registration Statement, the Preliminary Prospectus and the Prospectus, and any amendment or supplement to any of the foregoing, and (ii) the Omitting Prospectuses, if any, identified on Schedule III hereto. All other promotional material (including “road show slides” or “road show scripts”) prepared by the Fund, for use in connection with the offering and sale of the Securities (“Road Show Material”) is not inconsistent with the Registration Statement, the Preliminary Prospectus or the Prospectus, and when taken together with the Time of Sale Prospectus, at the Applicable Time, did not contain any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(z)           There are no contracts, agreements or understandings between the Fund and any person granting such person the right to require the Fund to file a registration statement under the Securities Act with respect to any securities of the Fund or to require the Fund to include such securities with the Securities registered pursuant to the Registration Statement.

(aa)        Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) neither the Fund nor any Subsidiary has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction (other than investment activity conducted in the ordinary course of business); (ii) neither the Fund nor any Subsidiary has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Fund, except in each case as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(bb)        The Fund and each Subsidiary owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, and neither the Fund nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Fund Material Adverse Effect.

(cc)         The Common Stock of the Fund is listed on the Nasdaq Global Select Market under the ticker symbol “WHF.” The Fund has not received any notice that it is not in compliance with the listing or maintenance requirements of the Nasdaq with respect to its Common Stock. The Fund believes that it is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements.

(dd)        To the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and Nasdaq thereunder (the “Sarbanes-Oxley Act”), have been applicable to the Fund, there is and has been no failure on the part of the Fund to comply with any applicable provision of the Sarbanes-Oxley Act that would reasonably be expected to result in a Fund Material Adverse Effect.

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(ee)        The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and with the applicable requirements of the Acts and the Exchange Act; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability and compliance with the books and records requirements under the Acts and the Exchange Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the Fund’s most recent audited financial statements included in the Prospectus, there has been (i) no material weakness in the Fund’s internal control over financial reporting (whether or not remediated); (ii) no fraud, whether or not material, that involves management or employees who have a role in the Fund’s internal controls; and (iii) no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting.

(ff)         The Fund maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 of the Rules and Regulations; such disclosure controls and procedures are effective; and the Fund is not aware of any material weakness in such controls and procedures.

(gg)        None of the Fund, any Subsidiary nor, to the knowledge of the Fund, any employee nor agent of the Fund or any Subsidiary has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention is of a character to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(hh)        Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Fund believes to be reliable and accurate.

(ii)          There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the Securities Act or the Investment Company Act which have not been so described and filed as required.

(jj)          The operations of the Fund and each Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, authority or body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund, threatened.

(kk)        None of the Fund, any Subsidiary, the Investment Advisor, the Administrator nor, to the knowledge of the Fund, any director, officer, agent, employee or affiliate of the Fund, any Subsidiary, the Investment Advisor or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corruption Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Fund, any Subsidiary, the Investment Advisor or the Administrator, and to the knowledge of the Fund, its affiliates and the affiliates of the Investment Advisor and the Administrator have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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(ll)          None of the Fund, any Subsidiary, the Investment Advisor, the Administrator nor, to the knowledge of the Fund, any director, officer, agent, employee or affiliate of the Fund, any Subsidiary, the Investment Advisor or the Administrator is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and none of the Fund, any Subsidiary, the Investment Advisor or the Administrator will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mm)      The Fund and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Fund, any Subsidiary or their respective business, assets, employees, officers and directors, including the Fund’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Rules and Regulations, are in full force and effect and the Fund and each Subsidiary are in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Fund or any Subsidiary under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Fund nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it or the Subsidiaries will not be able to renew its or their existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not result in a Fund Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(nn)        Except as set forth in or contemplated in the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, neither the Fund nor any Subsidiary (i) has any material lending or other relationship with any bank or lending affiliate of the Representative (the description of such arrangements and outstanding indebtedness thereunder is true, accurate and complete in all respects) and (ii) intends to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Representative.

(oo)        There are no business relationships or related-party transactions involving the Fund, any Subsidiary or any other person required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus which have not been described as required, it being understood and agreed that the Fund, the Investment Advisor and the Administrator make no representation or warranty with respect to such relationships involving any Underwriter or any affiliate of such Underwriter and any other person that have not been disclosed to the Fund by the relevant Underwriter in connection with this offering.

(pp)        None of the Fund, any Subsidiary, the Investment Advisor, the Administrator nor any of their affiliates has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

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(qq)        The Fund and each Subsidiary owns, leases or has rights to use all such properties as are necessary to the conduct of its operations as presently conducted.

(rr)          No director or officer of the Fund, any Subsidiary, the Investment Advisor or the Administrator is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be and act in his respective capacity of the Fund, any Subsidiary, the Investment Advisor or the Administrator or result in a Fund Material Adverse Effect.

(ss)        The Fund is currently organized and operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Fund intends to direct the investment of the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(tt)          The Fund has (i) appointed a Chief Compliance Officer and (ii) adopted and implemented written policies and procedures which the Board of Directors of the Fund has determined are reasonably designed to prevent violation of the Federal Securities laws in a manner required by and consistent with Rule 38a-1 under the Investment Company Act and is in compliance in all material respects with such Rule.

Any certificate signed by or on behalf of the Fund and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Fund as to the matters covered therein to each Underwriter.

2.           Representations and Warranties of the Investment Advisor and the Administrator. The Investment Advisor and the Administrator, severally and not jointly, represent and warrant to and agree with each of the Underwriters as of the date hereof as follows:

(a)          The Investment Advisor has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Administrator has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware. Each of the Investment Advisor and the Administrator has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and enter into this Agreement and the other Fund Agreements to which it is a party, as the case may be, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Investment Advisor or the Administrator, as the case may be (an “Adviser/Administrator Material Adverse Effect”). Neither the Investment Advisor nor the Administrator has any capital stock, partnership interests or membership or similar interests in any entities.

(b)          The Investment Advisor is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as an investment adviser to the Fund as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Investment Advisor or the Administrator, threatened by the Commission.

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(c)          Each of this Agreement and the Fund Agreements to which the Investment Advisor or the Administrator is a party, as the case may be, has been duly authorized by the Investment Advisor or the Administrator, as applicable. Each Fund Agreement to which the Investment Advisor or the Administrator, as applicable, is a party, complies with the applicable provisions of the Investment Company Act, the Advisers Act and the applicable Rules and Regulations. Each Fund Agreement to which the Investment Advisor or the Administrator is a party has been duly executed and delivered by the Investment Advisor or the Administrator, as applicable, and (assuming the due and valid authorization, execution and delivery by the other parties thereto) represents a valid and binding agreement of the Investment Advisor or the Administrator, as applicable, enforceable against the Investment Advisor or the Administrator, as applicable, in accordance with its terms, except (i) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Investment Advisor’ or the Administrator’ obligations thereunder, as applicable, may be limited by Enforceability Exceptions, and (ii) in the case of the Investment Advisory Agreement, with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

(d)          The execution and delivery by the Investment Advisor and/or the Administrator of, and the performance by the Investment Advisor and/or the Administrator, of its obligations under, this Agreement does not conflict with or will conflict with, result in, or constitute a violation, breach of, default under, (x) the limited liability company operating agreement of the Investment Advisor or the Administrator, (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Investment Advisor or the Administrator that is material to the Investment Advisor or the Administrator, as applicable, or (z) any law, rule or regulation applicable to the Investment Advisor, or the Administrator, as applicable, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Investment Advisor or the Administrator, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) an Adviser/Administrator Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Securities in such jurisdiction by any Underwriter.

(e)          No consent, approval, authorization, order or permit of, license from, or qualification or registration with any governmental body, agency or authority, self-regulatory organization or court or other tribunal, foreign or domestic, is required to be obtained by the Investment Advisor or the Administrator, prior to the Closing Date for the performance by the Investment Advisor or the Administrator, as the case may be, of its obligations under this Agreement or any Fund Agreement to which it is a party, except such as have been obtained and as may be required by (i) the Acts, the Advisers Act, Exchange Act, or the applicable Rules and Regulations, (ii) the rules and regulations of the FINRA or Nasdaq, (iii) by the securities or “blue sky laws” of the various states and foreign jurisdictions in connection with the offer and sale of the Securities or (iv) such as which the failure to obtain would have neither (i) an Advisor/Administrator Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(f)           There are no legal or governmental proceedings pending or, to the knowledge of the Investment Advisor and the Administrator, threatened to which the Investment Advisor and/or the Administrator is a party or to which any of the properties of the Investment Advisor and/or the Administrator is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Investment Advisor and/or the Administrator, as applicable, or on the power or ability of the Investment Advisor and/or the Administrator, as applicable, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectuses or the Prospectus and are not so described.

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(g)          Each of the Investment Advisor and the Administrator has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in an Adviser/Administrator Material Adverse Effect.

(h)          Each of the Investment Advisor and the Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Time of Sale Prospectus and by this Agreement and each Fund Agreement to which it is a party.

(i)           The Investment Advisory Agreement is in full force and effect and neither the Investment Advisor nor, to the knowledge of the Investment Advisor, any other party to the Investment Advisory Agreement is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Investment Advisor under such document.

(j)           All information furnished by the Investment Advisor and the Administrator for use in the Registration Statement, the Time of Sale Prospectus and Prospectus, including, without limitation, the descriptions of the Investment Advisor and the Administrator do not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading (in the case of the Time of Sale Prospectus and the Prospectus, in light of the circumstances under which such information is provided).

(k)          There has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Investment Advisor or the Administrator as it relates to the Fund from that set forth in the Time of Sale Prospectus, and there have been no transactions entered into by the Investment Advisor or the Administrator which are material to the Investment Advisor or the Administrator, as the case may be, as it relates to the Fund other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

(l)           Neither the Investment Advisor, the Administrator, nor any of their affiliates, has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(m)         The operations of the Investment Advisor and the Administrator are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Investment Advisor or the Administrator with respect to the Money Laundering Laws is pending or, to the knowledge of the Investment Advisor and the Administrator, threatened.

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(n)          The Investment Advisor maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(o)          The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Fund’s financial statements in conformity with GAAP and to maintain accountability for the Fund’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Any certificate signed by or on behalf of the Investment Advisor or the Administrator and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Investment Advisor or the Administrator, as applicable as, to the matters covered therein to each Underwriter.

3.           Agreements to Sell and Purchase.

(a)        On the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, the Fund hereby agrees to sell to the several Underwriters, and each Underwriter, agrees, severally and not jointly, to purchase from the Fund the respective principal amount of Notes set forth in Schedule I hereto opposite its name at $24.21875 per Note (the “Purchase Price”).

(b)          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Fund agrees to sell to the Underwriters the Additional Notes and the Underwriters shall have the right to purchase, severally and not jointly, up to an additional $4,950,000 total aggregate principal amount of Additional Notes (without giving effect to any accrued interest from the Closing Date to the Option Closing Date, as defined below) at the Purchase Price set forth in paragraph (a) above. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Fund not later than thirty (30) days after the date of this Agreement. Any exercise notice shall specify the total aggregate principal amount of Additional Notes to be purchased by the Underwriters and the date on which such Additional Notes are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Notes nor later than ten business days after the date of such notice. Additional Notes may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Notes. On each Option Closing Date, if any, that Additional Notes are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the aggregate principal amount of Additional Notes that bears the same proportion to the total aggregate principal amount of Additional Notes to be purchased on such Option Closing Date as the total aggregate principal amount of Notes set forth in Schedule I hereto opposite the name of such Underwriter bears to the aggregate principal amount of Notes.

4.           Terms of Public Offering. Each of the Fund, the Investment Advisor and the Administrator understands that the Underwriters propose to make a public offering of their respective portions of the Securities on the terms set forth in the Prospectus as soon as the Representative deems advisable after this Agreement has been executed and delivered. The Fund, the Investment Advisor and the Administrator each further understands that the Securities are to be offered to the public initially at $25.00 per Note, and to certain dealers selected by the Representative at a price that represents a concession not to exceed $0.50 per Security.

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5.           Payment and Delivery. Payment for the Notes shall be made to the Fund in Federal or other funds immediately available to a bank account designated by the Fund against delivery of the Notes, with any transfer taxes payable in connection with the sale of the Notes duly paid by the Fund, for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on November 13, 2018 or at such other time on the same or such other date determined by agreement between the Fund and the Representative. The time and date of such payment are herein referred to as the “Closing Date.”

Payment for any Additional Notes shall be made to the Fund in Federal or other funds immediately available to a bank account designated by the Fund against delivery of such Additional Notes, with any transfer taxes payable in connection with the sale of the Additional Notes duly paid by the Fund, for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than December 7, 2018, as shall be designated in writing by the Representative. The time and date of any such payment for Additional Notes are herein referred to as the “Option Closing Date.”

The Notes and Additional Notes shall be registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Notes and Additional Notes shall be delivered through the facilities of The Depository Trust Company on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters.

6.           Conditions to the Fund’s, the Investment Advisor’s and the Administrator’s and the Underwriters’ Obligations.

(a)          The respective obligations of the Fund, the Investment Advisor and the Administrator, and the several obligations of the Underwriters, hereunder are subject to the condition that the Registration Statement has become effective and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings with respect thereto shall have been initiated or, to the Fund’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430C Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of rule 430C under the Securities Act) of the Rules and Regulations.

(b)          The several obligations of the Underwriters are subject to the following further conditions:

(i)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any Fund Material Adverse Effect, from that set forth in the Time of Sale Prospectus that, in the Representative’s reasonable judgment, is material and adverse and that makes it, in the Representative’s reasonable judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

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(ii)         The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Fund, to the effect that the representations and warranties of the Fund and contained in this Agreement are true and correct as of the Closing Date and that the Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriters shall also have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Investment Advisor, to the effect that the representations and warranties of the Investment Advisor and contained in this Agreement are true and correct as of the Closing Date and that the Investment Advisor has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriters shall also have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Administrator, to the effect that the representations and warranties of the Administrator and contained in this Agreement are true and correct as of the Closing Date and the Administrator has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

Each officer signing and delivering such a certificate may rely upon his or her knowledge as to proceedings threatened.

(iii)        Each of the Investment Advisor, the Administrator and the Fund shall have performed all of their respective obligations to be performed hereunder on or prior to the Closing Date.

(iv)        The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Dechert LLP, counsel for the Fund, the Investment Advisor and the Administrator, dated the Closing Date, satisfactory to the Representative and counsel for the Underwriters in form and substance, to the effect set forth in Exhibit A hereto.

(v)         The Underwriters shall have received on the Closing Date the favorable opinion of Blank Rome LLP, counsel for the Underwriters, dated the Closing Date, and covering such matters as the Underwriters shall reasonably request.

The opinion of Dechert LLP described in Section 6(b)(iv) above shall be rendered to the Underwriters at the request of the Fund, the Investment Advisor and the Administrator, as applicable, and shall so state therein.

(vi)        The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from the Auditors, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(vii)       All filings, applications and proceedings taken by the Fund, the Investment Advisor and the Administrator in connection with the registration of the Securities under the Securities Act and the applicable Rules and Regulations shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(viii)      No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Fund’s standing as a business development company under the Investment Company Act or the standing of the Investment Advisor as a registered investment adviser under the Advisers Act.

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(ix)         The Fund shall have applied to have the Notes listed for trading on the Nasdaq Global Select Market.

(x)          The Underwriters shall have obtained a Conditional No Objections Letter from FINRA regarding the fairness and reasonableness of the Underwriting terms and arrangements.

The several obligations of the Underwriters to purchase Additional Notes hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of such documents as the Representative may reasonably request with respect to the good standing of the Fund, the Investment Advisor and the Administrator, the due authorization and issuance of the Additional Notes to be sold on such Option Closing Date and other matters related to the issuance of such Additional Notes, and officers’ certificates, opinion of Dechert LLP to the effect set forth above, and comfort letters of the Auditors to the effect set forth above, except that such certificates, opinions and comfort letters shall be dated as of the applicable Option Closing Date and statements and opinions above contemplated to be given as of the Closing Date shall instead be made and given as of such Option Closing Date.

(xi)         The Fund shall have filed a registration statement on Form 8-A relating to the Securities pursuant to Section 12(b) of the Exchange Act.

7.           Covenants of the Fund, the Investment Advisor and the Administrator. In further consideration of the agreements of the Underwriters herein contained, the Fund covenants and agrees, and the Investment Advisor and the Administrator covenant and agree with the Underwriters as follows:

(a)         To notify the Underwriters as soon as practicable, and confirm such notice in writing, of the happening of any event during the period during which a prospectus relating to the Securities is or, but for the exception afforded by Rule 172 of the Securities Act Rules and Regulations, would be required by the Securities Act to be delivered in connection with sales of the Securities or which in the judgment of the Fund makes any statement in the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus untrue in any material respect or which requires the making of any change in or addition to the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus in order to make the statements therein not misleading in any material respect. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Fund will use its best efforts to obtain the withdrawal of such order at the earliest possible moment.

(b)         To furnish to the Representative in New York City, without charge, prior to 10:00 A.M. (New York City time) on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(a) above, as many copies of the Preliminary Prospectus, Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(c)         Before amending or supplementing the Registration Statement, the Preliminary Prospectus or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably objects, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant thereto.

(d)         To furnish to the Representative a copy of each proposed Omitting Prospectus to be prepared by or on behalf of, used by, or referred to by the Fund and not to use or refer to any proposed Omitting Prospectus to which the Representative reasonably objects.

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(e)          If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus materially conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer materially conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law, as applicable.

(f)           The Fund will use the net proceeds received by it from the sale of the Securities in the manner specified in the Time of Sale Prospectus.

(g)          The Fund hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 60 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any debt securities or any securities convertible into or exercisable or exchangeable for debt securities or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of debt securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of debt securities or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any debt securities or any securities convertible into or exercisable or exchangeable for debt securities. The agreements contained in this paragraph shall not apply to the Securities to be sold hereunder.

(h)          None of the Fund, the Investment Advisor and the Administrator will take any action designed to cause or result in the manipulation of the price of any security of the Fund to facilitate the sale of Securities in violation of the Acts or the Exchange Act and the applicable Rules and Regulations, or the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of Securities.

(i)           If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Fund) to which Securities may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law, as applicable.

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(j)           To endeavor to qualify the Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Underwriters shall reasonably request.

(k)          Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Fund, the Investment Advisor and the Administrator under this Agreement, including: (i) the fees, disbursements and expenses of the Fund’s counsel and the Fund’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, and any Omitting Prospectus prepared by or on behalf of, used by, or referred to by the Fund and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any “blue sky” memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 7(j) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees incurred in connection with the review and qualification of the offering of the Securities by FINRA, (v) all costs and expenses incident to listing the Securities on the Nasdaq Global Select Market, (vi) the cost of printing certificates representing the Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Fund relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, the reasonable fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Fund, and the travel and lodging expenses of the officers of the Fund and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement, (x) the fees and expenses of counsel to the Underwriters up to $10,000 and (xi) all other costs and expenses incident to the performance of the obligations of the Fund hereunder for which provision is not otherwise made in this Section 7(k). It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them, the travel and lodging expenses of the Representative in connection with any “road show” presentations, and any advertising expenses connected with any offers they may make.

(l)           The Fund will comply with all applicable securities and other applicable laws, rules and regulation, including, without limitation, the Sarbanes-Oxley Act, and will use reasonable efforts to cause the Fund’s directors and officers, in their capabilities, as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of Sarbanes-Oxley Act.

(m)         The Fund will use reasonable best efforts to maintain its status as a “business development company” under the Investment Company Act, provided, however, that the Fund may change the nature of its business so as to cease to be, or withdraw its election to be treated as, a business development company with the approval of its Board of Directors and a vote of shareholders to the extent required by Section 58 of the Investment Company Act.

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(n)          The Fund will use reasonable best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code, with respect to any fiscal year in which the Fund is a business development company treated under the Investment Company Act.

(o)          Each of the Fund, the Investment Advisor and the Administrator will use their reasonable efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.

(p)          Before using, approving or referring to any Road Show Material, the Fund will furnish to the Representative and counsel to the Underwriters a copy of such material for review and will not make, prepare, use authorize, approve or refer to any such material to which the Representative reasonably objects.

(q)          As soon as practicable, the Fund will make generally available to its security holders and to the Representative an earnings statement or statements of the Fund which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

8.           Indemnity and Contribution. (a) The Fund, the Investment Advisor and the Administrator, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each partner, director, officer, trustee, manager, member and shareholder of any Underwriter (each, an “Underwriter Indemnified Party”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by, arising out of, related to or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Preliminary Prospectus, any Omitting Prospectus, any Road Show Material, the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Underwriters’ Information.

(b)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Fund, the Investment Advisor and the Administrator, and each of their respective partners, directors, trustees, managers, members and shareholders (as the case may be), and each officer of the Fund who signs the Registration Statement and each person, if any, who controls the Fund, the Investment Advisor and/or the Administrator within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Fund Indemnified Party”) to the same extent as the foregoing indemnity from the Fund, the Investment Advisor and the Administrator to such Underwriter, but only with reference to the Underwriters’ Information, as originally filed with the Commission, or any amendment thereof, any preliminary prospectus, any Omitting Prospectus, any Road Show Material or the Time of Sale Prospectus.

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(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements reasonably incurred of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Underwriter Indemnified Parties, collectively, and (ii) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Fund Indemnified Parties, collectively. In the case of any such separate firm for the Underwriter Indemnified Parties, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Fund Indemnified Parties, such firm shall be designated in writing by the Fund. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel as contemplated by the second and third sentences of this Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the material terms of such settlement at least 30 days prior to such settlement being entered into, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)          To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund, the Investment Advisor and/or the Administrator on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Fund, the Investment Advisor and/or the Administrator on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Fund, the Investment Advisor and/or the Administrator on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate net Public Offering Price of the Securities. The relative fault of the Fund, the Investment Advisor and/or the Administrator on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund, the Investment Advisor and/or the Administrator or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective aggregate principal amount of Securities they have purchased hereunder, and not joint.

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(e)          The Fund, the Investment Advisor, the Administrator and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)           The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Fund, the Investment Advisor and the Administrator contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter Indemnified Party or by or on behalf of any Fund Indemnified Party and (iii) acceptance of and payment for any of the Securities.

(g)          No party shall be entitled to indemnification under this Section 8 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

9.           Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Fund, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American or the NASDAQ Stock Market, (ii) trading of any securities of the Fund shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

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10.         Effectiveness; Defaulting Underwriters.

(a)          This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b)          If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the aggregate principal amount of Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-tenth of such aggregate principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Fund for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter. In any such case either the Representative or the Fund shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be affected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Notes and the aggregate principal amount of Additional Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Notes to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Notes to be sold on such Option Closing Date or (ii) purchase not less than the principal amount of Additional Notes that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

(c)          If this Agreement shall be terminated by the Underwriters (other than pursuant to Section 9(i), (iii), (iv) or (v)) because of any failure or refusal on the part of the Fund, the Investment Advisor or the Administrator to comply with the terms or to fulfill any of the conditions of this Agreement other than the condition specified in Section 7(k) of this Agreement, or if for any reason the Fund, the Investment Advisor and the Administrator shall be unable to perform its obligations under this Agreement, the Fund, the Investment Advisor and the Administrator, jointly and severally, will reimburse the Underwriters, severally, for all out-of-pocket accountable expenses (including the reasonable fees and disbursements of their counsel) actually incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder up to a maximum of $50,000.

11.         Entire Agreement. (a) This Agreement supersedes all prior agreements and understandings (whether written or oral) between and among the Fund, the Investment Advisor, the Administrator and the Underwriters, or any of them, with respect to the subject matter hereof.

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(b)          The Fund, the Investment Advisor and the Administrator acknowledge that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Fund, the Investment Advisor, the Administrator or any other person, (ii) the Underwriters owe the Fund, the Investment Advisor or the Administrator only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Fund, the Investment Advisor and the Administrator. Each of the Fund, the Investment Advisor and the Administrator agree that it will not claim that the Underwriters owe an agency, fiduciary or similar duty to the Fund, the Investment Advisor or the Administrator in connection with offer or sale of the Securities or the process leading thereto.

12.         Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.         Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed within the State of New York.

14.         Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.         Notices. All communications hereunder shall be in writing and effective only upon receipt and (A) if to the Underwriters, shall be sufficient in all respects if delivered, mailed or sent to the Representative in care of Ladenburg Thalmann & Co. Inc., 277 Park Avenue, 26th Floor, New York, New York 10172, Attention: Equity Syndicate Desk (facsimile no. (631)-794-2330), with a copy to the Legal Department, with a copy to Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, Attention: Thomas Westle, Esq. (facsimile no. (212) 885-5001); and (B) if to the Fund, the Investment Advisor or the Administrator shall be sufficient in all respects if delivered, mailed or sent to the Fund, the Investment Advisor or the Administrator, as applicable, at the offices of the Fund at 1450 Brickell Ave., 31st Floor, Miami, Florida 33131, Attention: Mr. Richard Siegel (facsimile no. (305) 379-2013), with a copy to Dechert LLP, One International Place, 40th Floor, 100 Oliver Street, Boston, Massachusetts 02110, Attention: Thomas J. Friedmann (facsimile no. (617) 426-6567).

[Signature page follows.]

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Very truly yours,

WHITEHORSE FINANCE, INC.

By:	/s/ Stuart Aronson
	Name:	Stuart Aronson
	Title:	Chief Executive Officer

H.I.G. WHITEHORSE ADVISERS, LLC

By:	/s/ Richard Siegel
	Name:	Richard Siegel
	Title:	Authorized Signatory

H.I.G. WHITEHORSE ADMINISTRATION, LLC

By:	/s/ Richard Siegel
	Name:	Richard Siegel
	Title:	Authorized Signatory

Accepted as of the date hereof

Ladenburg Thalmann & Co. Inc.

Acting on behalf of itself and

the several Underwriters named in

Schedule I hereto

By:	Ladenburg Thalmann & Co. Inc.

By:	/s/ Steven Kaplan
Name:	Steven Kaplan
Title:	Head of Capital Markets

SCHEDULE I

Underwriter	Principal Amount of Notes To Be Purchased

Ladenburg Thalmann & Co. Inc.	$13,150,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$4,500,000
Janney Montgomery Scott LLC	$2,812,500
B. Riley FBR, Inc.	$3,712,500
Incaptial LLC	$8,825,000
Total	$33,000,000

SCHEDULE II

Pricing Information

WhiteHorse Finance, Inc.

6.50% Notes Due 2025

Pricing Term Sheet

November 8, 2018

Issuer:	WhiteHorse Finance, Inc.

Title of the Securities:	6.50% Notes due 2025 (the “Notes”)

Expected Rating:*	Egan-Jones Ratings Company: A-

Initial Aggregate Principal Amount Being Offered:	$33,000,000

Option to Purchase Additional Notes:	Up to an additional $4,950,000 aggregate principal amount of Notes within 30 days

Underwriting Discount:	$0.78125 per Note; $1,031,250 total (assuming the over-allotment option is not exercised)

Net Proceeds to the Issuer, before Expenses:	$24.21875 per Note; $31,968,750 total (assuming the over-allotment option is not exercised)

Initial Public Offering Price:	100% of aggregate principal amount

Denominations:	Issue the Notes in denominations of $25.00 and integral multiples of $25.00 in excess thereof

Principal at Time of Payment:	100% of the aggregate principal amount; the principal amount of each Note will be payable on its stated maturity date.

Type of Note:	Fixed rate note

Coupon Rate:	6.50% per annum

Day Count:	360-day year of twelve 30-day months

Original Issue Date:	November 13, 2018

Stated Maturity Date:	November 30, 2025

Date Interest Starts Accruing:	November 13, 2018

Interest Payment Date:	Every February 28, May 31, August 31 and November 30, beginning February 28, 2019. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Interest Periods:	The initial interest period will be the period from and including November 13, 2018, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

Regular Record Dates for Interest:	February 15, May 15, August 15 and November 15, beginning February 15, 2019

Optional Redemption:	The Notes may be redeemed in whole or in part at any time or from time to time at Issuer’s option on or after November 30, 2021 upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current quarterly interest period accrued to the date fixed for redemption.

Repayment at Option of Holders:	Holders will not have the option to have the Notes repaid prior to the stated maturity date.

Listing:	Issuer intends to list the Notes on the NASDAQ Global Select Market, within 30 days of the original issue date under the trading symbol “WHFBZ”

CUSIP / ISIN:	96524V304 / US96524V3042

Joint Book-Running Managers:	Ladenburg Thalmann & Co. Inc. BB&T Capital Markets, a division of BB&T Securities, LLC. Janney Montgomery Scott LLC

Lead Managers:	B. Riley FBR, Inc. Incapital LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and related prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering

SCHEDULE III

Omitting Prospectuses

1.	Press release dated November 8, 2018, with respect to the launch of the offering
2.	Press release dated November 8, 2018, with respect to the pricing of the offering

SCHEDULE IV

Subsidiaries

WhiteHorse Finance Warehouse, LLC

WhiteHorse Finance Credit I, LLC

WhiteHorse Finance (CA), LLC

WhiteHorse Crews of California Holding, Inc.

WhiteHorse Nicholas & Associates Holding, Inc.

WhiteHorse Pinnacle Management Holding, Inc.

WHF PMA Holdco Blocker, LLC